UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):         December 22, 2006

MRS. FIELDS FAMOUS BRANDS, LLC

(Exact name of registrant as specified in charter)

DELAWARE	333-115046	80-0096938
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2855 East Cottonwood Parkway, Suite 400
Salt Lake City, Utah 84121-7050
801-736-5600

(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 22, 2006, TCBY Systems, LLC (“TCBY”), a wholly-owned subsidiary of the registrant, Mrs. Fields Famous Brands, LLC (“MFFB”), approved two new Product Supply Agreements (each, a “Supply Agreement”), both dated effective as of December 5, 2006.  The first Supply Agreement, between TCBY and Scott Brothers Dairy, Inc., provides for manufacturing of TCBY’s soft-serve frozen yogurt.  The second Supply Agreement, between TCBY and Yarnell Ice Cream Company, Inc., provides for manufacturing of TCBY’s hand-scooped frozen yogurt products.  Under the Supply Agreements, Scott Brothers and Yarnell will make the frozen yogurt products available to TCBY’s designated distributors, who will purchase the products for resale to TCBY franchisees.  Each Supply Agreement has an initial term of three years and includes provisions related to licensing of TCBY’s marks for purposes of production; pricing, payment, invoicing and collection; inventory controls; quality standards and assurance; indemnification and confidentiality.

The Supply Agreements replace TCBY’s former relationship with Americana Foods LP, the company that previously manufactured TCBY’s proprietary yogurt products.  As disclosed by MFFB in a report on Form 8-K filed on October 17, 2006, Americana ceased production under its supply agreement with TCBY when its general partner filed an involuntary petition with the United States Bankruptcy Court for the Northern District of Texas, naming Americana as a debtor under chapter 7 of the Bankruptcy Code.

On December 22, 2006, TCBY also approved a new Distribution Service Agreement with Banta Foods, Inc. dated effective as of November 22, 2006 (the “Distribution Agreement”).  Under the Distribution Agreement, Banta will provide services to TCBY franchisees located in a territory that includes portions of the states of Kansas, Oklahoma, Arkansas, Mississippi, Tennessee, Indiana and Illinois.  The Distribution Agreement has an initial term of 3 years, and outlines delivery schedules, inventory controls, minimum volume requirements or charges, distribution fees and other related payments.  TCBY engaged the new distributor as part of its overall transition of business from Blue Line Distributing.  As described in reports by MFFB filed previously with the Securities and Exchange Commission, Blue Line terminated its distribution agreement with TCBY effective February 2006, but continues to deliver products to a small number of franchisees served by one of its distribution centers under an extension agreement with TCBY.

Also on December 22, 2006, Mrs. Fields Franchising, LLC (“Mrs. Fields”), a wholly-owned subsidiary of MFFB, approved a fully executed copy of a Product Supply Agreement dated as of December 22, 2006 between Mrs. Fields and Countryside Baking, Inc. (the “Mrs. Fields Supply Agreement”).  The Mrs. Fields Supply Agreement replaces a supply agreement previously entered into between Mrs. Fields and Countryside or their predecessors, which expires on December 31, 2006.  Countryside manufactures Mrs. Fields’ proprietary frozen dough for sale to designated distributors, who purchase the products for resale to Mrs. Fields franchisees.  The Mrs. Fields Supply Agreement has an initial term of 5 years and includes provisions related to licensing of Mrs. Fields’ marks for purposes of production; pricing, payment, invoicing and collection; inventory controls; quality standards and assurance; indemnification and confidentiality.  Countryside is owned by Dawn Food Products Company, a designated distributor of products for certain MFFB subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MRS. FIELDS FAMOUS BRANDS, LLC

/s/ Michael Ward
Michael Ward
Executive Vice President and Chief Legal Officer

Date: December 29, 2006